SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 29, 2015 (April 23, 2015)

Date of Report (Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Synovus 2015 Annual Meeting of Shareholders was held on April 23, 2015. Following is a summary of the proposals that were submitted to the shareholders for approval and a tabulation of the votes with respect to each proposal.

Proposal 1

The proposal was to elect as directors the 13 nominees named in the proxy statement for Synovus’ 2015 Annual Meeting of Shareholders.

Nominee	Votes For	Vote Against	Abstentions
Catherine A. Allen	296,677,051	753,516	185,560
Tim E. Bentsen	296,410,158	1,006,499	199,470
Stephen T. Butler	294,838,854	2,643,791	133,482
Elizabeth W. Camp	296,018,736	1,463,736	133,655
T. Michael Goodrich	295,889,302	1,567,943	158,882
V. Nathaniel Hansford	294,677,511	2,778,018	160,598
Jerry W. Nix	296,419,873	985,314	210,940
Harris Pastides	296,399,730	1,009,803	206,594
Joseph J. Prochaska, Jr.	296,437,333	980,026	198,768
Kessel D. Stelling, Jr.	293,924,769	2,352,777	1,338,581
Melvin T. Stith	296,181,814	1,300,192	134,121
Barry L. Storey	296,785,533	648,145	182,449
Philip W. Tomlinson	296,542,346	936,318	137,463

There were 22,238,266 broker non-votes for each director on this proposal.

Proposal 2

The proposal was an advisory vote on the compensation of Synovus’ named executive officers as determined by the Compensation Committee.

Votes For	Votes Against	Abstentions	Broker Non-Votes
286,941,691	10,166,956	507,480	22,238,266

Proposal 3

The proposal was to ratify the appointment of KPMG LLP as Synovus’ independent auditor for the fiscal year ended December 31, 2015.

Votes For	Votes Against	Abstentions	Broker Non-Votes
318,351,340	1,380,056	122,997	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Synovus”)

Dated: April 29, 2015	By:	/s/ Allan E. Kamensky
Allan E. Kamensky
Executive Vice President, General Counsel and Secretary

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